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                                                                   EXHIBIT 10.18


                                WAIVER AGREEMENT

     This Waiver Agreement (this "Agreement") is entered into as of January 6, 1997 (the "Effective Date") by and between Macrovision Corporation, a California corporation ("Macrovision") and Pacific Media Development, Inc., a California corporation ("PMD").

     A. Macrovision and University National Bank & Trust Company, (the "Trustee") as trustee under a Trust Agreement dated May 21, 1991 (the "Trust") were parties to a certain Stock and Convertible Note Purchase Agreement dated as of May 24, 1991 (the "Purchase Agreement").

     B. Pursuant to the Purchase Agreement, certain shareholders and optionholders of Macrovision (collectively, the "Grantors"), pursuant to certain Shareholder Option Agreements and Optionholder Option Agreements, respectively (collectively, the "Option Agreements") granted the Trustee as trustee under the Trust certain rights upon certain events (collectively, the "Options") to acquire certain shares of Macrovision Common Stock held by such Grantors.

     C. On or about December 3, 1996, all shares of Macrovision Common and Preferred Stock that had been held in the Trust were delivered by the Trustee for reissuance in the name of PMD as record holder of such shares. All of the rights and obligations of the Trustee with respect to such shares, the Purchase Agreement and the Option Agreements have been assigned and delegated, respectively, to PMD pursuant to an Assignment Agreement and Consent.

     D. Pursuant to the Option Agreements, the Options become exercisable upon the filing of a registration statement by Macrovision under the Securities Act of 1933, as amended (the "Securities Act") in connection with the initial public offering of Macrovision securities, so long as certain other conditions are met.

     E. Macrovision now contemplates filing, in January 1997, a registration statement under the Securities Act for an initial public offering of its securities, and desires that PMD waive any and all rights it has to exercise the Options in connection with that filing.

     F. PMD is willing to so waive its rights to exercise the Options on the terms and conditions set forth herein.

     The parties hereto agree as follows:

     1. REGISTRATION STATEMENT. For the purposes of this Agreement, the "Registration Statement" means a registration statement filed by Macrovision, not later than January 13, 1997, under the Securities Act in connection with the initial public offering of its securities, including all pre-effective amendments thereto, with Macrovision selling not more than three million five hundred thousand (3,500,000) shares of its common stock (with such number of shares determined prior and without regard to any reverse stock split) in such offering, including underwriters' overallotment options, but excluding shares being sold by persons other than Macrovision.

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     2.  WAIVER.  In consideration of the performance by Macrovision of its obligations hereunder, PMD hereby waives any and all rights it has to exercise the Options, under the Option Agreements or under Section 8.4 of the Purchase Agreement, in connection with the filing of the Registration Statement or the decision of Macrovision's board of directors to file the Registration Statement. PMD represents and warrants to Macrovision that it has received by assignment all rights that University Bank as Trustee under the Trust held pursuant to the Purchase Agreement and the Option Agreements and that no person other than PMD has any right to exercise the Options.

     3. SALE OF SHARES BY PMD. In consideration of the waiver made by PMD in Section 2 above, Macrovision agrees to cause PMD to be permitted to sell, pursuant to the Registration Statement, not less than one million (1,000,000) shares of Macrovision stock (with such number of shares determined prior and without regard to any reverse stock split).

     4. CLOSING OF INITIAL PUBLIC OFFERING. Macrovision agrees that if the initial public offering pursuant to the Registration Statement has not closed on or before March 31, 1997, then PMD will have the right to exercise the Options as the result of the filing of either any further pre-effective amendment to the Registration Statement filed after such date or any new registration statement filed by Macrovision after such date under the Securities Act in connection with the initial public offering of its securities.

     5. THIRD PARTY BENEFICIARIES. The parties hereto agree that the Grantors are named, intended third party beneficiaries of this Agreement.

     6. NOTICE TO GRANTORS. After the execution hereof, Macrovision may notify each Grantor, in writing, of the waiver granted by PMD hereby. Such notices shall be made in accordance with each Grantor's respective Option Agreement, and in form reasonably satisfactory to PMD.

     7. ASSIGNMENT; BINDING EFFECT. The benefits and burdens of each party under this Agreement will not be assignable without the prior written consent of the other party hereto, and any attempt to assign them without that consent will be void. Notwithstanding the foregoing, any party may assign this Agreement to the surviving corporation in a merger or consolidation to which it is a party or to any person that acquires all or substantially all of its capital stock or assets. This Agreement shall inure to the benefit of and shall be binding upon the successors and permitted assigns of the parties hereto.

     8. CHOICE OF LAW; SEVERABILITY. This Agreement will be governed by and construed in accordance with the laws of the State of California, excluding that body of law pertaining to choice of law. If any provision of this Agreement is found invalid or unenforceable, it will be enforced to the maximum extent permissible, and the legality and enforceability of the other provisions of this Agreement will not be affected.


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     9.  ENTIRE AGREEMENT; MODIFICATION.  This Agreement sets forth the entire agreement between the parties with respect to the subject matter hereof, and all prior discussions, representations, proposals, offers and oral written communications of any nature, including without limitation the provisions of the Memorandum of Understanding dated as of July 12, 1996, relating to such subject matter, are entirely superseded hereby and extinguished by the execution hereof. No modification hereof or waiver of any right hereunder will be effective unless it is evidenced in a writing executed by an authorized representative of the party to be charged therewith.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

                                        MACROVISION CORPORATION

                                        By:     /s/ Victor Viegas
                                           -----------------------------------

                                                   Victor Viegas
                                        --------------------------------------
                                                   (Printed Name)

                                                         CFO
                                        --------------------------------------
                                                   (Printed Title)


                                        PACIFIC MEDIA DEVELOPMENT, INC.

                                        By:    /s/ Nobuo Watanabe
                                           -----------------------------------

                                                   Nobuo Watanabe
                                        --------------------------------------
                                                   (Printed Name)

                                                President & Secretary
                                        --------------------------------------
                                                   (Printed Title)



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